UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2024
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DUTCH BROS INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street			97526
Grants Pass,	Oregon
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On January 17, 2024, Dutch Bros Inc. (the “Company”) announced its plans to expand the Company’s operations at its Phoenix, Arizona office. As part of this large-scale organizational initiative, the Company is relocating certain of its support operations staff from its Grants Pass, Oregon headquarters to its Phoenix, Arizona office, and anticipates that by January 1, 2025, approximately 40% of its total support operations staff will be located in Phoenix, Arizona. Beginning February 8, 2024, affected employees were informed whether their role would be relocated to Arizona, of the relocation assistance to be provided by the Company, and, for those choosing not to relocate, of the transition assistance to be provided by the Company. These communications were largely completed by February 9, 2024.
The Company anticipates incurring, or has incurred, aggregate charges of approximately $24 million to $31 million related to this initiative, consisting of (i) approximately $19 million to $26 million in employee-related costs, including relocation, retention and transition costs, termination benefits, and duplicate transition wages and benefits; and (ii) approximately $5 million in other charges, including consulting fees and costs. Substantially all of the estimated charges are expected to result in future cash expenditures.
These charges are expected to be incurred primarily during 2024 and 2025 and the Company expects that it will exclude as non-recurring all of these charges from its non-GAAP financial measure of Adjusted EBITDA for such periods and also in 2023.
The Company also expects to incur approximately $6 million to $10 million in capital expenditures related to the Arizona office expansion.
Item 7.01. Regulation FD Disclosure.
The information included in Item 2.05 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “estimate,” “expect,” “may” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the expectations related to the costs, timing, and estimated financial impacts of the relocation, including the exclusion of the costs of the relocation from the Company’s non-GAAP financial measure of Adjusted EBITDA. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: our ability to successfully implement the relocation; the actual charges in implementing the relocation; changes to the assumptions on the estimated charges associated with the relocation; unintended consequences from the relocation; changes in the macroeconomic environment that impact our business. These and other factors are described in greater detail under the "Risk Factors" heading of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023. All information provided in this report is as of the date of this report, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
104	Cover Page with Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	February 14, 2024	By:	/s/ Charles L. Jemley
Charles L. Jemley
Chief Financial Officer